                                                                   EXHIBIT 10.25

                                   SUBLEASE

Sublessor:   At Web, Inc.                 Subleased Premises: 686 West Maude, Sunnyvale, CA

Sublessee:   Power Integrations, Inc.                   Date: July 1, 1999

1.  Parties:

This Sublease is made and entered into as of July 1, 1999, by and between AtWeb, Inc. (Sublessor), and Power Integrations, Inc. (Sublessee), under the Master Lease dated December 18, 1997, between A&P Family Investments as (Lessor) and Sublessor under this Sublease as (Lessee.) A copy of the Master Lease is attached hereto as Exhibit "A" and incorporated herein by this reference.

2.  Provisions Constituting Sublease:

    2.1 This Sublease is subject to all of the terms and conditions of the Master Lease. Sublessee hereby assumes and agrees to perform all of the obligations of Lessee under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee's use of the common areas, except as specifically set forth herein. Sublessor hereby agrees to cause Lessor, under the Master Lease, to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Sublessee's use of the common areas. Sublessee shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party but, will at all times, in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublessor (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof or (b) from assigning its interest in this Sublease.

    2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and shall together with the terms and conditions specifically set forth in this Sublease constitute the complete terms and conditions of this Sublease. 2
    (Rent), 4G (Security Deposit), 39 (Basic Rent), 40 (Early Occupancy); and paragraphs of the lease amendment #1 dated May 27, 1998: 2 (Termination Agreement).

3.  Premises:

Sublessor leases to Sublessee and Sublessee leases from Sublessor the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease. The Subleased Premises consist of approximately 13,769 square feet, according to the Master Lease.

4.  Rent:

Upon execution of this Agreement, Sublessee shall pay to Sublessor, at 501 Middlefield, Mountain View, as Rent for the Subleased Premises the sum of Twenty-Four Thousand Six Hundred Forty-Six and 51/100 Dollars ($24,646.51), representing the first month's rent. Thereafter, monthly rent shall be in accordance with the following schedule:

    Months                  Amount per Square Foot NNN
    01 - 12                             $1.79
    13 - 24                             $1.89
    25 - 36                             $1.99
    37 - end of term                    $2.09

The rental amount shall be paid, without deductions, offset, prior notice or demand. If the commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Rent for such partial month shall be prorated and the prorated Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively. Additionally, there is a management fee of $800 per month, which will be due from Sublessee on the first of each month.

5.  Security Deposit:

Upon execution of this Agreement, Sublessee shall pay to Sublessor an equivalent of the last month's rent ($28,777.21) as a noninterest bearing Security Deposit. In the event Sublessee has performed all of the terms and conditions of this Sublease during the term hereof, Sublessor shall return to Sublessee, within thirty (30) days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor pursuant to the terms of this Sublease.

6.  Rights of Access and Use:

    6.1  Use:

    Sublessee shall use the Subleased Premises only for those purposes permitted in the Master Lease.

    6.2  Equipment:

     Sublessee shall have the right to use Sublessor's furniture systems in place in the Subleased Premises, as listed in Exhibit C attached hereto and incorporated herein by this reference. Said furniture shall be returned to Sublessor, normal wear and tear excepted, at the end of the Sublease. In the event said furniture systems require repair other than normal wear and tear, at the end of the Sublease, Sublessor may deduct the cost of such repair from the Security Deposit.

7.  Sublease Term:

    7.1  Sublease Term:

    The Sublease Term shall be for the period commencing on July 15, 1999, and continuing through June 30, 2003. In no event shall the Sublease Term extend beyond the Term of the Master Lease.

    7.2  Inability to Deliver Possession:

    In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term, Sublessor shall not be liable for any damage caused thereby nor shall this Sublease be void or voidable, but Sublessee shall not be liable for Rent until such time as Sublessor offers to deliver possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to commencement of the term, Sublessee shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30th thereof per day. In the event Sublessor has been unable to deliver possession of the Subleased Premises within 30 days from the commencement date, Sublessee, at Sublessee's option, may terminate this Sublease.

8.  Notices:

All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease at the addresses shown below. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor's receipt of notice from the Lessor of an Event of Default or actual knowledge of such impairment. If Sublessor elects to terminate the Master Lease, Sublessor shall so notify Sublessee by giving at least 30 days notice prior to the effective date of such termination.

Sublessor's Address:    c/o Netscape Communications    Sublessee's Address:  Power Integrations, Inc.
                        Corporation                                          c/o Robert Steples
                        Attn: Real Estate Department                         477 North Mathilda
                        501 East Middlefield                                 Sunnyvale, CA 94086
                        Mountain View, CA 94043
Phone Number:           650-937-5751                   Phone Number:         408-523-9200
Fax Number:             650-937-5501                   Fax Number:           408-523-9300

9.  Broker Fee:

Upon execution of the Sublease, Sublessor shall pay Cornish & Carey Commercial, a licensed real estate broker, fees set forth in a separate agreement between Sublessor and Broker for brokerage services rendered by Broker to Sublessor in these transactions.

10.  Broker Representation:

The only Brokers involved in this Sublease are Cornish & Carey Commercial representing Sublessor and Colliers International representing Sublessee. Sublessee shall indemnify Sublessor for any commission claims in conjunction with this Sublease from other brokerage companies. Sublessor shall pay the brokerage fees (50%/50%) to each brokerage company.

11.  Sublessee Indemnity:

Sublessee shall defend, indemnify and hold Sublessor harmless from and against any and all physical damage to the Premises or Sublessor's furniture located at the Premises caused by Sublessee, or its agents, employees, contractors or invitees or breach of the terms and conditions of this Sublease, including all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Sublessee in connection with any action, suit, proceeding, demand, assessment or judgment incident to the foregoing.

12.  Assignment:

Sublessee may not assign this Sublease without the prior written consent of Sublessor and Master Lessor.

Sublessor:  AtWeb, Inc.


By:  /s/                                Date:  July 21, 1999
   ----------------------------------        ------------------------------


Title:  Senior VP



Sublessee:  POWER INTEGRATIONS, INC.


By:  /s/                                Date:  July 16, 1999
   ----------------------------------        ------------------------------


Title:  Vice President - Finance/Administration


NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY COMMERCIAL AND SUBLESSOR AND SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.

Exhibit "A" Master Lease

Exhibit "B" Premises

Exhibit "C" Equipment List

LESSOR CONSENT

The undersigned, Lessor under the Master Lease attached as Attachment I, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.


Lessor:  A&P FAMILY INVESTMENTS


By:                                     Date:
   ----------------------------------        ------------------------------




ATTORNMENT AGREEMENT

Sublessee shall attorn to Lessor and perform all of Sublessee's obligations under the Sublease directly to Lessor as if Lessor were the sublessor under the Sublease. If Sublessee is not, at the time of the notice, in default, Lessor shall continue to recognize the estate of Sublessee created under the Sublease. If Sublessee is not in default, the Sublease shall continue with the same force and effect as if Lessor and Sublessor had entered into a lease on the same provisions as those contained in the Sublease, including, without limitation, the Sublessee's right to extend the term of the Lease.


Lessor:  A&P FAMILY INVESTMENTS


By:                                     Date:
   ----------------------------------        ------------------------------

                                SUBLEASE SUMMARY


                        686 West Maude Avenue, Sunnyvale
                          Sublease Dated July 1, 1999


Sublessor:                AtWeb c/o Netscape Communications Corp
                          Attn: Real Estate Dept.
                          501 Middlefield, Mt. View, California 94043

Landlord:                 Peery & Arrillaga ("John Arrillaga Separate Property
                          Trust and Richard T. Peery Separate Property Trust")

Square Feet:              13,769

Lease Term:               3 years, 11 months

Commencement Date:        August 1, 1999 (Commencement Memo still needed)

Termination Date:         June 30, 2003

Monthly Rent:                                            Base Rent Per Month
                                                         -------------------
                          8/l/99 - 6/30/00                    $24,646.51
                          7/l/00 - 6/30/01                    $26,023.41
                          7/l/01 - 6/30/02                    $27,400.31
                          7/l/02 - 6/30/03                    $28,777.21

Type of Rent:             Triple Net - $800 monthly management fee (Paragraph 4
                          of Sublease). Sublessor has represented that triple net costs (other than the management fee) are billed quarterly.

Furniture and Equipment:  Paragraph 6.2-POWI has right to use furniture and equipment, free of charge, during term of sublease.

Security Deposit:         $28,777.21

Signage:                  Monument signage

      If you have any questions or would like further information contact:

                                 Carla Lindorff
                             Colliers International
                          1960 The Alameda, Suite 100
                               San Jose, CA 95126
                                 (408) 236-3161
                            Facsimile (408) 556-1926
                         clindorff@colliersparrish.com


               S \Department\Adminsi\Wppool\CI\Lesumatweb8l6.Doc

July 22, 1999

Atweb, Inc.
c/o Netscape, Inc.
501 East Middlefield Road, MV-030
Mt. View, CA 94043

Re: CONSENT TO SUBLEASE TO POWER INTEGRATIONS, INC., A CALIFORNIA CORPORATION FOR A PERIOD OF THREE YEARS ELEVEN MONTHS COMMENCING AUGUST 1, 1999 AND TERMINATING JUNE 30, 2003

Gentlemen:

This letter is written with regard to your proposed sublease of all of the 13,769 square feet of space (as shown on Exhibit A attached hereto) (the "Sublet
                                         ---------
Premises") leased by Tenant at 686 W. Maude Avenue, Suite 103, Sunnyvale, California, under Lease Agreement dated December 18, 1997 ("Master Lease"), by and between John Arrillaga Separate Property Trust and Richard T. Peery Separate Property Trust ("Master Landlord"), and Atweb, Inc., a California corporation ("Tenant"), which Tenant is proposing to sublease to Power Integrations, Inc., a Delaware corporation ("Subtenant") on the terms and conditions set forth in the proposed Sublease dated July 1, 1999, submitted by Tenant to Master Landlord on July 22, 1999 (the "Sublease").

Pursuant to Master Lease Paragraph 16 ("Assignment and Subletting") Master Landlord hereby approves Tenant's subleasing said space to Subtenant, under the Sublease, subject to the following terms and conditions:

1. Master Landlord's Consent shall in no way void or alter any of the terms of the Lease by and between Master Landlord and Tenant, nor shall this Consent alter or diminish in any way Tenant's obligations to Master Landlord.

2. Tenant shall not give Subtenant any rights or privileges in excess of those given Tenant under the terms of the Master Lease.

3. Subtenant shall not have a separate address from the address of the Premises. Therefore, Tenant shall provide Subtenant with internal mail delivery. Tenant and Subtenant shall share (the pro rata shares to be determined in a separate agreement between Tenant and Subtenant) the existing signage allocated to Tenant for the Premises.

4. Master Landlord has not reviewed the terms of any agreement between Tenant and Subtenant, and in approving said Sublease, Master Landlord is in no way approving any term, covenant or condition therein contained, and said Sublease is subject and subordinate to all terms, covenants and conditions of the Master Lease. Master Landlord shall not be bound by any agreement other than the terms of the Master Lease between Master Landlord and Tenant. In the event of conflict in the terms, covenants and conditions between the Sublease and the Master Lease, the terms, covenants and conditions of the Master Lease shall prevail and take precedence over said Sublease. Master Landlord does not make any warranties or representations as to the condition of the Leased Premises or the terms of the Lease between Master Landlord and Tenant. This Consent to Sublease shall in no event be construed as consent to any future sublease agreement (including any extensions and/or amendments to the current Sublease) between Tenant and Subtenant, or any other party; and any future sublease agreement (including any extensions and/or amendments to the current Sublease) between Tenant and Subtenant, or any other party shall require the prior written consent of Master Landlord. Under no circumstances will Master Landlord consent to a sub-sublease or assignment under the Sublease.

5. A. It is agreed by all parties hereto that in the event the Master Lease is rejected by Tenant under a Chapter 11 or 7 proceeding and/or Master Landlord terminates the Master Lease, pursuant to any right therein contained, said Sublease shall automatically terminate simultaneously with the Master Lease. Notwithstanding anything to the contrary set forth above, Master Landlord, at Master Landlord's sole option and election, may choose to allow Subtenant to remain in possession of the Sublet Premises leased under said Sublease subject to all terms, covenants and conditions of said Master Lease by giving Subtenant written notice prior to the effective date of termination of said Master Lease, of Master Landlord's election to allow Subtenant to remain in possession of the Sublet Premises in which event Subtenant shall be entitled and obligated to remain in possession of the Sublet Premises under the terms of said Sublease, subject to all terms, covenants and conditions of the Master Lease, including, without limitation to, payment of Basic Rent at the greater of: (i) the rate provided for in the Master Lease, or (ii) the rate provided for in the Sublease. Such election by Master Landlord shall not operate as a waiver of any claims Master Landlord may have against Tenant. Following such written notice by Master Landlord Subtenant shall then, as of the effective date of said termination of said Master Lease, be liable to and shall attorn in writing directly to Master Landlord as though said Sublease were executed directly between Master Landlord and Subtenant; provided, however, it is specifically agreed between the parties hereto, that whether Master Landlord elects to allow Subtenant to remain in possession of the Sublet Premises under the terms of the Sublease, subject to the Master Lease, or allow said Sublease to automatically terminate simultaneously with the Master Lease, Master Landlord shall not, in any event, nor under any circumstances be responsible or liable to Subtenant for (i) the return of any security deposit paid by Subtenant to Tenant, nor shall Subtenant be given credit for any prepaid rental or other monetary consideration paid by Subtenant to Tenant under said Sublease; (ii) any other claim or damage of any kind or nature whatsoever by reason of or in connection with Master Landlord's termination of said Master Lease and/or Sublease; and (iii) any default of Tenant under the Sublease.

    B. In the event Master Landlord has terminated the Master Lease, and has not elected, in writing prior to the effective date of termination of said Master Lease, to allow Subtenant to remain in the Sublet Premises as set forth above, said Sublease shall terminate co-terminously with the effective termination of the Master Lease automatically, without notice, and Subtenant and/or Tenant, jointly and severally, shall surrender the Sublet Premises to Master Landlord in good condition and repair as of the effective termination of the Master Lease, with Master Landlord having no obligation or liability whatsoever to Subtenant by reason of or in connection with such early termination of the Master Lease. In the event Subtenant and/or Tenant fails to timely surrender the Sublet Premises to Master Landlord in good condition and repair as of the date the Master Lease terminates, Subtenant and/or Tenant, jointly and severally, shall be liable to Master Landlord in such event for all damages, costs, claims, losses, liabilities, fees or expenses sustained by Master Landlord, including, but not limited to, loss of rental income, attorney's fees and court costs resulting from or in connection with Subtenant's failure to timely vacate the Sublet Premises and surrender the Sublet Premises to Master Landlord as of the effective termination date of said Master Lease.

     C. As a condition to Landlord's consent to the Sublease, by execution of this Consent to Sublease, Subtenant hereby agrees to be bound by the following provision in relation to both Tenant and Master Landlord:

     If Master Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease Termination Date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Master Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Master Landlord or Tenant, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity to challenge such an early termination of the Sublease, and unconditionally releases and relieves Master Landlord and Tenant, and their officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, "Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by
     Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor."

     The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration of and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.



     Initials:      /s/                    Initials:      /s/
              -------------------                   -------------------
              Subtenant                             Tenant


6. In consideration of Master Landlord's consent to the Sublease, Tenant irrevocably assigns to Master Landlord, as security for Tenant's obligations under this Lease, all rent and income payable to Tenant under the Sublease. Therefore Master Landlord may collect all rent due under the Sublease and apply it towards Tenant's obligations under the Master Lease. Tenant and Subtenant agree to pay same to Master Landlord upon demand without further consent of Tenant and Subtenant required; provided, however, that until the occurrence of a default by Tenant under the Master Lease, Tenant shall have the right to collect such rent. Tenant hereby irrevocably authorizes and directs Subtenant, upon receipt of a written notice from Master Landlord stating that a default exists in the performance of Tenant's obligations under the Master Lease, to pay to Master Landlord the rents due and to become due under the Sublease. Tenant agrees that Subtenant shall have the right to rely on any such statement and request from Master Landlord, and that Subtenant shall pay such rents to Master Landlord without any obligation or right to inquire as to whether such default exists and notwithstanding any notice or claim from Tenant to the contrary. Tenant shall have no right or claim against Subtenant or Master Landlord for any such rents so paid by Subtenant to Master Landlord. It is further agreed between the parties hereto that neither Tenant's assignment of such rent and income, nor Master Landlord's acceptance of any payment of rental or other sum due by Subtenant to Tenant under said sublease, whether payable directly to Master Landlord or endorsed to Master Landlord by Tenant, shall in any way nor in any event be construed as creating a direct contractual relationship between Master Landlord and Subtenant, unless the Parties expressly so agree in writing and such acceptance shall be deemed to be an accommodation by Master Landlord to, and for the convenience of, Tenant and Subtenant. Any direct contractual agreement between Master Landlord and Subtenant must be in writing.

7. Pursuant to the provisions of Paragraph 16 entitled "Assignment and Subletting" of the Master Lease, Master Landlord hereby requires Tenant to pay to Master Landlord, as Additional Rent, all rents and/or additional consideration received by Tenant from said Sublease in excess of the Basic Rent payable to Master Landlord in said Lease (hereinafter referred to as "Excess Rent"). Tenant and Subtenant acknowledge that any Excess Rent is owed to Master Landlord and Tenant hereby agrees to pay any Excess Rent to Master Landlord as due under said Sublease. Tenant and Subtenant represent and warrant to Master Landlord that: (1) the information to be completed and provided by Tenant and Subtenant on the attached Exhibit B "Summary of
                                                     ---------
    Amounts/Consideration to be Paid by Subtenant" accurately represents amounts to be paid by Subtenant under said Sublease; (2) no additional consideration is due Tenant under said Sublease, other than the additional consideration (if any) identified on Exhibit B; and (3) no changes in the terms and/or
                           ---------
    conditions of said Sublease shall be made without Master Landlord's prior written approval.

8. This Consent is conditional upon Master Landlord's receipt of Master Landlord's reasonable costs and attorney's fees, to which Master Landlord is entitled under Paragraph 16 of the Master Lease. Tenant shall pay such fees and costs to Landlord, pursuant to the invoice provided to Tenant by Landlord with this Consent, upon execution of this Consent by Tenant and Subtenant.

9.  This Consent to Sublease shall only be considered effective, and Master
    Date: Landlord's consent to the Sublease given, when (i) Landlord receives payment from Tenant of Landlord's costs, and (ii) this Letter Agreement is executed by Master Landlord, Tenant, and Subtenant, and Guarantors (if any) under the Master Lease.

Please execute this letter in the space provided below, obtain the signature of Subtenant, and return all copies to our office no later than August 4, 1999. In the event Tenant fails to return the fully executed documents to Landlord by August 4, 1999, this Consent shall be automatically rescinded, in which event, Tenant shall be required to resubmit its request in the event Tenant desires to go forward with said Sublease. A fully executed copy will be returned to you after execution by the Master Landlord.



                                 Very truly yours,

                                 A&P FAMILY INVESTMENTS



                                 By   /s/
                                   ------------------------------------------
                                    John Arrillaga


(Signatures Continued on Following Page)

THE UNDERSIGNED Tenant and Subtenant do hereby jointly and severally agree to the terms and conditions of this Consent to Sublease.


TENANT:                                      SUBTENANT:

ATWEB, INC.                                  POWER INTEGRATIONS, INC.
a California corporation                     a Delaware corporation



By          /s/                              By          /s/
  ---------------------------------          ---------------------------------

Print Name  Mark Starish                     Print Name  Robert G. Staples
          -------------------------                    -----------------------

Title       Senior VP                        Title       VP Finance & Admin.
     ------------------------------               ----------------------------

                       EXHIBIT B TO "CONSENT TO SUBLEASE"
            SUMMARY OF AMOUNTS/CONSIDERATION TO BE PAID BY SUBTENANT

                                                                                                                 TOTAL CHARGE
PERIOD   BASIC RENT             R.E. TAXES   PROP. INS.   UTILITIES  LANDSCAPE    MISCELLANEOUS   MISCELLANEOUS  PER PERIOD
----------------------------------------------------------------------------------------------------------------------------------
BY MONTH    TOTAL        PSF    TOTAL PSF    TOTAL PSF    TOTAL PSF  TOTAL  PSF   TOTAL  PSF      TOTAL  PSF     TOTAL  PSF
----------------------------------------------------------------------------------------------------------------------------------
1-12        $295,758.12  $1.79                                 PER   MASTER LEASE
------------------------------------------------------------------------------------------------------------------------------------

13-24       $312,280.92  $1.89                                 "
------------------------------------------------------------------------------------------------------------------------------------

25-36       $328,803.72  $1.99                                 "
------------------------------------------------------------------------------------------------------------------------------------

37-47.5     $330,937.91  $2.09                                 "
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------


IF ADDITIONAL SPACE IS NEEDED, PLEASE DUPLICATE AND ATTACH
*IF PAYMENTS ARE REQUIRED OTHER THAN MONTHLY, PLEASE INCLUDE THESE PAYMENTS AS WELL.

**IF SUBLEASE RENT PAID INCLUDES MISCELLANEOUS EXPENSES, PLEASE IDENTIFY THE $ AMOUNT/PSF
OF THE TOTAL RENT PAYMENT ALLOCATED TO BASIC RENT AND EACHADDITIONAL EXPENSE ITEM.

IS ANY ADDITIONAL CONSIDERATION (MONETARY AND/OR SERVICES) DUE UNDER THE SUBLEASE?:    YES           NO    X
                                                                                          -------      -------
IF "YES", IDENTIFY TYPE CONSIDERATION AND DOLLAR VALUE ASSIGNED TO SAID CONSIDERATION:

Type:  ___________________________________________                                       TENANT        SUBTENANT
                                                                                         ATWEB, INC.   POWER INTEGRATIONS, INC.
Type:  ___________________________________________

Type:  ___________________________________________             By:                       /s/           By:       /s/
                                                                                         ------------            -------------------


Type:  ___________________________________________             Printed:                  Mark Starish  Printed:  Robert G. Staples
                                                                                         ------------            -------------------


IF ADDITIONAL SPACE IS NEEDED, PLEASE DUPLICATE AND ATTACH     Title:                    Senior VP     Title:    VP Finance & Admin.

                                                                                         ------------            -------------------



                                LEASE AGREEMENT


     THIS LEASE, made this 18th day of December, 1997, between A&P FAMILY INVESTMENTS, a California general partnership, hereinafter called Landlord, and ATWEB, INC., a California corporation, hereinafter called Tenant.

                                  WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord those certain premises (the "Premises") outlined in red on Exhibit "A", attached hereto and incorporated herein by this reference thereto more particularly described as follows:

          A portion of that certain 33,948 square foot, one-story building located at 686 W. Maude Avenue, Suite 103, Sunnyvale, California 94086, consisting of approximately 4,793 square feet of space. Said Premises is more particularly shown within the area outlined in Red on Exhibit A attached hereto. The entire parcel, of which the Premises
          ---------
          is a part, is shown within the area outlined in Green on Exhibit A
                                                                   ---------
          attached. The Premises is leased on an "as-is" basis, in its present condition, and in the configuration as shown in Red on Exhibit B
                                                                 ---------
          attached hereto.

     The word "Premises" as used throughout this Lease is hereby defined to include the nonexclusive use of landscaped areas, sidewalks and driveways in front of or adjacent to the Premises, and the nonexclusive use of the area directly underneath or over such sidewalks and driveways. The gross leasable area of the building shall be measured from outside of exterior walls to outside of exterior walls, and shall include any atriums, covered entrances or egresses and covered loading areas.

     Said letting and hiring is upon and subject to the terms, covenants and conditions hereinafter set forth and Tenant covenants as a material part of the consideration for this Lease to perform and observe each and all of said terms, covenants and conditions. This Lease is made upon the conditions of such performance and observance.

1. USE. Tenant shall use the Premises only in conformance with applicable governmental laws, regulations, rules and ordinances for the purpose of general office, light manufacturing, research and development, and storage and other uses necessary for Tenant to conduct Tenant's business, provided that such uses shall be in accordance with all applicable governmental laws and ordinances, and for no other purpose. Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises anything which is prohibited by or will in any way increase the existing rate of (or otherwise affect) fire or any insurance covering the Premises or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in, on or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Premises or neighboring premises or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. No sale by auction shall be permitted on the Premises. Tenant shall not place any loads upon the floors, walls, or ceiling which endanger the structure, or place any harmful fluids or other materials in the drainage system of the building, or overload existing electrical or other mechanical systems. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises or outside of the building in which the Premises are a part, except in trash containers placed inside exterior enclosures designated by Landlord for that purpose or inside of the building proper where designated by Landlord. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored upon or permitted to remain outside the Premises. Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.
No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the premises without the prior written consent of Landlord. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall indemnify, defend and hold
Landlord harmless against any loss, expense, damage, reasonable attorneys' fees or liability arising out of failure of Tenant to comply with any applicable law. Tenant shall comply with any covenant, condition, or restriction ("CC&R's") affecting the Premises. The provisions of this paragraph are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Premises.

2.   TERM./1/

     A. The term of this Lease shall be for a period of two (2) years (unless sooner terminated as hereinafter provided) and, subject to Paragraphs 2B and 3, shall commence on the 1st day of February, 1998 and end on the 31st day of January, 2000.

     B. Possession of the premises shall be deemed tendered and the term of the Lease shall commence on February 1, 1998, or:

          (a)  As otherwise agreed in writing.

3. POSSESSION. If Landlord, for any reason whatsoever, cannot deliver possession of said premises to Tenant at the commencement of the said term, as hereinbefore specified, this Lease shall not be void or voidable; no obligation of Tenant shall be affected thereby; nor shall Landlord or Landlord's agents be liable to Tenant for any loss or damage resulting therefrom; but in that event the commencement and termination dates of the Lease, and all other dates affected thereby shall be revised to conform to the date of Landlord's delivery of possession, as specified in Paragraph 2B above. The above is, however, subject to the provision that the period of delay of delivery of the Premises shall not exceed 30 days from the commencement date herein (except those delays caused by Acts of God, strikes, war, utilities, governmental bodies, weather, unavailable materials, and delays beyond Landlord's control shall be excluded in calculating such period) in which instance Tenant, at its option, may, by written notice to Landlord, terminate this Lease.

4.   RENT.

     A. Basic Rent. Tenant agrees to pay to Landlord at such place as Landlord may designate without deduction, offset, prior notice, or demand, and Landlord agrees to accept as Basic Rent for the leased Premises the total sum of Two Hundred Thirty-Five Thousand Eight Hundred Fifteen and 60/100 Dollars ($235,815.60) in lawful money of the United States of America, payable as follows: See Paragraph 39 for Basic Rent Schedule.


---------------------------

/1/ It is agreed in the event said Lease commences on a date other than the first day of the month the term of the Lease will be extended to account for the number of days in the partial month. The Basic Rent during the resulting partial month will be prorated (for the number of days in the partial month) at the Basic Rent rate scheduled for the projected commencement date as shown in Paragraph 39.

     B. Time for Payment. Full monthly rent is due in advance on the first day of each calendar month. In the event that the term of this Lease commences on a date other than the first day of a calendar month, on the date of commencement of the term hereof Tenant shall pay to Landlord as rent for the period from such date of commencement to the first day of the next succeeding calendar month that proportion of the monthly rent hereunder which the number of days between such date of commencement and the first day of the next succeeding calendar month bears to thirty (30). In the event that the term of this Lease for any reason ends on a date other than the last day of a calendar month, on the first day of the last calendar month of the term hereof Tenant shall pay to Landlord as rent for the period from said first day of said last calendar month to and including the last day of the term hereof that proportion of the monthly rent hereunder which the number of days between said first day of said last calendar month and the last day of the term hereof bears to thirty (30).

     C. Late Charge. Notwithstanding any other provision of this Lease, if Tenant is in default in the payment of rental as set forth in this Paragraph 4 when due, or any part thereof, Tenant agrees to pay Landlord, in addition to the delinquent rental due, a late charge for each rental payment in default ten (10) days. Said late charge shall equal ten percent (10%) of each rental payment so in default.

     D. Additional Rent. Beginning with the commencement date of the term of this Lease, Tenant shall pay to Landlord or to Landlord's designated agent in addition to the Basic Rent and as Additional Rent the following:

        (a) All Taxes relating to the Premises as set forth in Paragraph 9, and

        (b) All insurance premiums relating to the Premises, as set forth in Paragraph 12, and

        (c) All charges, costs and expenses, which Tenant is required to pay hereunder, together with all interest and penalties, costs and expenses, including reasonable attorneys' fees and legal expenses, that may accrue thereto in the event of Tenant's failure to pay such amounts, and all damages, reasonable costs and expenses which Landlord may incur by reason of default of Tenant or failure on Tenant's part to comply with the terms of this Lease. In the event of nonpayment by Tenant of Additional Rent, Landlord shall have all the rights and remedies with respect thereto as Landlord has for nonpayment of rent.

     The Additional Rent due hereunder shall be paid to Landlord or Landlord's agent (i) within five (5) days for taxes and insurance and within thirty (30) days for all other Additional Rent items after presentation of invoice from Landlord or Landlord's agent setting forth such Additional Rent and/or (ii) at the option of Landlord, Tenant shall pay to Landlord monthly, in advance, Tenant's pro rata share of an amount estimated by Landlord to be Landlord's approximate average monthly expenditure for such Additional Rent items, which estimated amount shall be reconciled within one hundred twenty (120) days of the end of each calendar year or more frequently if Landlord elects to do so at Landlord's sole and absolute discretion as compared to Landlord's actual expenditure for said Additional Rent items, with Tenant paying to Landlord, upon demand, any amount of actual expenses expended by Landlord in excess of said estimated amount, or Landlord crediting to Tenant (providing Tenant is not in default in the performance of any of the terms, covenants and conditions of this Lease) any amount of estimated payments made by Tenant in excess of Landlord's actual expenditures for said Additional Rent items.

     The respective obligations of Landlord and Tenant under this paragraph shall survive the expiration or other termination of the term of this Lease, and if the term hereof shall expire or shall otherwise terminate on a day other than the last day of a calendar year, the actual Additional Rent incurred for the calendar year in which the term hereof expires or otherwise terminates shall be determined and settled on the basis of the statement of actual Additional Rent for such calendar year and shall be prorated in the proportion which the number of days in such calendar year preceding such expiration or termination bears to 365.

     E. Fixed Management Fee. Beginning with the Commencement Date of the Term of this Lease, Tenant shall pay to Landlord, in addition to the Basic Rent and Additional Rent, a fixed monthly management fee ("Management Fee") equal to three percent (3%) of the Basic Rent due for each month during the Lease Term.

     F. Place of Payment of Rent and Additional Rent. All Basic Rent hereunder and all payments hereunder for Additional Rent shall be paid to Landlord at the office of Landlord at A&P Family Investments, 2560 Mission College Blvd., Suite 101, Santa Clara, CA 95054 or to such other person or to such other place as Landlord may from time to time designate in writing.

     G. Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of Twenty Thousand One Hundred Thirty and 60/100 Dollars ($20,130.60). Said sum shall be held by Landlord as a Security Deposit for the faithful performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the term hereof. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent and any of the monetary sums due herewith, Landlord may (but shall not be required to) use, apply or retain all or any part of this Security Deposit for the payment of any other amount which Landlord may spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said Deposit is so used or applied, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount. Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such Deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or at Landlord's option, to the last assignee of Tenant's interest hereunder) at the expiration of the Lease term and after Tenant has vacated the Premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer said Deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such Deposit or the accounting therefor.

5. ACCEPTANCE AND SURRENDER OF PREMISES. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair and accepts the building and improvements included in the Premises in their present condition and without representation or warranty by Landlord as to the condition of such building or as to the use or occupancy which may be made thereof. Any exceptions to the foregoing must be by written agreement executed by Landlord and Tenant. Tenant agrees on the last day of the Lease term, or on the sooner termination of this Lease, to surrender the Premises promptly and peaceably to Landlord in good condition and repair (damage by Acts of God, fire, normal wear and tear excepted), with all interior walls painted, or cleaned so that they appear freshly painted, and repaired and replaced, if damaged; all floors cleaned and waxed; all carpets cleaned and shampooed; all broken, marred or nonconforming acoustical ceiling tiles replaced; all windows washed; the air conditioning and heating systems serviced by a reputable and licensed service firm and in good operating condition and repair; the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulbs or ballasts; the lawn and shrubs in good condition including the replacement of any dead or damaged plantings; the sidewalk, driveways and parking areas in good order, condition and repair; together with all alterations, additions, and improvements which may have been made in, to, or on the Premises (except moveable trade fixtures installed at the expense of Tenant) except that Tenant shall ascertain from Landlord within thirty (30) days before the end of the term of this Lease whether Landlord desires to have the Premises or any part or parts thereof restored to their condition and configuration as when the Premises were delivered to Tenant and if Landlord shall so desire, then Tenant shall restore said Premises or such part or parts thereof before the end of this Lease at Tenant's sole cost and expense. Tenant, on or before the end of the term or sooner termination of this Lease, shall remove all of Tenant's personal property and trade fixtures from the Premises, and all property not so removed on or before the end of the term or sooner termination of this Lease shall be deemed abandoned by Tenant and title to same shall thereupon pass to Landlord without compensation to Tenant. Landlord may, upon termination of this Lease, remove all moveable furniture and equipment so abandoned by Tenant, at Tenant's sole cost, and repair any damage caused by such removal at Tenant's sole cost. If the Premises be not surrendered at the end of the term or sooner termination of this Lease, Tenant shall indemnify Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Premises including, without limitation, any claims made by any succeeding tenant founded on such delay. Nothing contained herein shall be construed as an extension of the term hereof or as a consent of Landlord to any holding over by Tenant. The voluntary or other surrender of this Lease or the Premises by Tenant or a mutual cancellation of this Lease shall not work as a merger and, at the option of Landlord, shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

6. ALTERATIONS AND ADDITIONS. Tenant shall not make, or suffer to be made, any alteration or addition to the Premises, or any part thereof, without the written consent of Landlord first had and obtained by Tenant (such consent not to be unreasonably withheld), but at the cost of Tenant, and any addition to, or alteration of, the Premises, except moveable furniture and trade fixtures, shall at once become a part of the premises and belong to Landlord. Landlord reserves the right to approve all contractors and mechanics proposed by Tenant to make such alterations and additions. Tenant shall retain title to all moveable furniture and trade fixtures placed in the Premises. All heating, lighting, electrical, air conditioning, floor to ceiling partitioning, drapery, carpeting, and floor installations made by Tenant, together with all property that has become an integral part of the Premises, shall not be deemed trade fixtures. Tenant agrees that it will not proceed to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent. In order to make such alteration or additions, without having obtained consent from Landlord to do so, and until five (5) days from the receipt of such consent, in order that Landlord may post appropriate notices to avoid any liability to contractors or material suppliers for payment for Tenant's improvements. Tenant will at all times permit such notices to be posted and to remain posted until the completion of work. Tenant shall, if required by Landlord, secure at Tenant's own cost and expense, a completion and lien indemnity bond, satisfactory to Landlord, for such work. Tenant further covenants and agrees that any mechanic's lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. Any exceptions to the foregoing must be made in writing and executed by both Landlord and Tenant.

7. TENANT MAINTENANCE. Tenant shall, at its sole cost and expense, keep and maintain the Premises (including appurtenances) and every part thereof in a high standard of maintenance and repair, and in good and sanitary condition.
Tenant's maintenance and repair responsibilities herein referred to include, but are not limited to, janitorization, plumbing systems within the non-common areas of the Premises (such as water and drain lines, sinks), electrical systems with the non-common areas of the Premises (such as outlets, lighting fixtures, lamps, bulbs, tubes, ballast), heating and air conditioning controls within the non-common areas of the Premises (such as mixing boxes, thermostats, time clocks, supply and return grills), all interior improvements within the Premises including but not limited to: wall coverings, acoustical ceilings, vinyl tile, carpeting, partitioning, doors (both interior and exterior, including closing mechanisms, latches, locks), and all other interior improvements of any nature whatsoever. Tenant agrees to provide carpet shields under all rolling chairs or to otherwise be responsible for wear and tear of the carpets caused by such rolling chairs if such wear and tear exceeds that caused by normal foot traffic in surrounding areas. Areas of excessive wear shall be replaced at Tenant's sole expense upon Lease termination.

8.   UTILITIES.

9.   TAXES.

     A. As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to the Landlord, or if Landlord so directs, directly to the Tax Collector, all Real Property Taxes relating to the Premises. In the event the Premises leased hereunder consist of only a portion of the entire tax parcel, Tenant shall pay to Landlord Tenant's proportionate share of such real estate taxes allocated to the leased Premises by square footage or other reasonable basis as calculated and determined by Landlord. If the tax billing pertains 100% to the leased Premises, and Landlord chooses to have Tenant pay said real estate taxes directly to the Tax Collector, then in such event it shall be the responsibility of Tenant to obtain the tax and assessment bills and pay, prior to delinquency, the applicable real property taxes and assessments pertaining to the leased Premises, and failure to receive a bill for taxes and/or assessments shall not provide a basis for cancellation of or nonresponsibility for payment of penalties for nonpayment or late payment by Tenant. The term "Real Property Taxes," as used herein, shall mean (i) all taxes, assessments, levies and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any general or special assessments for public improvements and any increases resulting from reassessments caused by any change in ownership of the Premises) now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of, all or any portion of the Premises (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein; any improvements located within the Premises (regardless of ownership); the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located in the Premises; or parking areas, public utilities, or energy within the Premises; (ii) all charges, levies or fees imposed by reason of environmental regulation or other governmental control of the Premises; and (iii) all costs and fees (including reasonable attorneys' fees) incurred by Landlord in reasonably contesting any Real Property Tax and in negotiating with public authorities as to any Real Property Tax. If at any time during the term of this Lease the taxation or assessment of the Premises prevailing as of the commencement date of this Lease shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Premises or Landlord's interest therein or (ii) on or measured by the gross receipts, income or rentals from the Premises, on Landlord's business of leasing the Premises, or computed in any manner with respect to the operation of the Premises, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Premises, then only that part of such Real Property Tax that is fairly allocable to the Premises shall be included within the meaning of the term "Real Property Taxes." Notwithstanding the foregoing, the term "Real Property Taxes" shall not include estate, inheritance, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord's income from all sources.

     B. Taxes on Tenant's Property. Tenant shall be liable for and shall pay ten days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based on such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant. Tenant shall upon demand, as the case may be, repay to Landlord the taxes so levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment; provided that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of such taxes so paid under protest, and any amount so recovered shall belong to Tenant.

10. LIABILITY INSURANCE. Tenant, at Tenant's expense, agrees to keep in force during the term of this Lease a policy of commercial general liability insurance with combined single limit coverage of not less than Two Million Dollars ($2,000,000) per occurrence for bodily injury and property damage occurring in, on or about the Premises, including parking and landscaped areas. Such insurance shall be primary and noncontributory as respects any insurance carried by Landlord. The policy or policies effecting such insurance shall name Landlord as additional insureds, and shall insure any liability of Landlord, contingent or otherwise, as respects acts or omissions of Tenant, its agents, employees or invitees or otherwise by any conduct or transactions of any of said persons in or about or concerning the Premises, including any failure of Tenant to observe or perform any of its obligations hereunder; shall be issued by an insurance company admitted to transact business in the State of California; and shall provide that the insurance effected thereby shall not be cancelled, except upon thirty (30) days' prior written notice to Landlord. A certificate of insurance of said policy shall be delivered to Landlord. If, during the term of this Lease, in the considered opinion of Landlord's Lender, insurance advisor, or counsel, the amount of insurance described in this Paragraph 10 is not adequate, Tenant agrees to increase said coverage to such reasonable amount as Landlord's Lender, insurance advisor, or counsel shall deem adequate.

11. TENANT'S PERSONAL PROPERTY INSURANCE AND WORKMAN'S COMPENSATION INSURANCE. Tenant shall maintain a policy or policies of fire and property damage insurance in "all risk" form with a sprinkler leakage endorsement insuring the personal property, inventory, trade fixtures, and leasehold improvements within the leased Premises for the full replacement value thereof. The proceeds from any of such policies shall be used for the repair or replacement of such items so insured.

     Tenant shall also maintain a policy or policies of workman's compensation insurance and any other employee benefit insurance sufficient to comply with all laws.

12. PROPERTY INSURANCE. Landlord shall purchase and keep in force, and as Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord (or Landlord's agent if so directed by Landlord) Tenant's proportionate share (allocated to the leased Premises by square footage or other equitable basis as calculated and determined by Landlord) of the deductibles on insurance claims and the cost of, policy or policies of insurance covering loss or damage to the Premises (excluding routine maintenance and repairs and incidental damage or destruction caused by accidents or vandalism for which Tenant is responsible under Paragraph 7) in the amount of the full replacement value thereof, providing protection against those perils included within the classification of "all risks" insurance and flood and/or earthquake insurance, if available, plus a policy of rental income insurance in the amount of one hundred (100%) percent of twelve (12) months Basic Rent, plus sums paid as Additional Rent. If such insurance cost is increased due to Tenant's use of the Premises, Tenant agrees to pay to Landlord the full cost of such increase. Tenant shall have no interest in nor any right to the proceeds of any insurance procured by Landlord for the Premises.

     Landlord and Tenant do each hereby respectively release the other, to the extent of insurance coverage of the releasing party, from any liability for loss or damage caused by fire or any of the extended coverage casualties included in the releasing party's insurance policies, irrespective of the cause of such fire or casualty; provided, however, that if the insurance policy of either releasing party prohibits such waiver, then this waiver shall not take effect until consent to such waiver is obtained. If such waiver is so prohibited, the insured party affected shall promptly notify the other party thereof.

13. INDEMNIFICATION. Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises by or from any cause whatsoever, including, without limitation, gas, fire, oil, electricity or leakage of any character from the roof, walls, basement or other portion of the Premises but excluding, however, the willful misconduct or negligence of Landlord, its agents, servants, employees, invitees, or contractors of which negligence Landlord has knowledge and reasonable time to correct. Except as to injury to persons or damage to property to the extent arising from the willful misconduct or the negligence of Landlord, its agents, servants, employees, invitees, or contractors, Tenant shall hold Landlord harmless from and defend Landlord against any and all expenses, including reasonable attorneys' fees, in connection therewith, arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, or any part thereof, from any cause whatsoever.

14. COMPLIANCE. Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter in effect; with the requirements of any board of fire underwriters or other similar body now or hereafter constituted; and with any direction or occupancy certificate issued pursuant to law by any public officer; provided, however, that no such failure shall be deemed a breach of the provisions if Tenant, immediately upon notification, commences to remedy or rectify said failure. The judgement of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall, at its sole cost and expense, comply with any and all requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering requirements pertaining to said Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance covering the Premises.

15. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligation incurred by Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the prime rate of interest as quoted by the Bank of America.

16. ASSIGNMENT AND SUBLETTING. Tenant shall not assign, transfer, or hypothecate the leasehold estate under this Lease, or any interest therein, and shall nor sublet the Premises, or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person or entity to occupy or use the Premises, or any portion thereof, without, in each case, the prior written consent of Landlord which consent will not be unreasonably withheld. As a condition for granting this consent to any assignment, transfer, or subletting, Landlord shall require that Tenant agrees to pay to Landlord, as Additional Rent, all rents and/or additional consideration due Tenant from its assignees, transferees, or subtenants in excess of the Rent payable by Tenant to Landlord hereunder for the assigned, transferred and/or subleased space. Tenant shall, by thirty (30) days written notice, advise Landlord of its intent to assign or transfer Tenant's interest in the lease or sublet the Premises or any portion thereof for any part of the term hereof. Within thirty (30) days after receipt of said written notice, Landlord may, in its sole discretion, elect to terminate this Lease as to the portion of the Premises described in Tenant's notice on the date specified in Tenant's notice by giving written notice of such election to terminate. If no such notice to terminate is given to Tenant within said thirty (30) day period, Tenant may proceed to locate an acceptable sublessee, assignee, or other transferee for presentment to Landlord for Landlord's approval, all in accordance with the terms, covenants, and conditions of this paragraph 16. If Tenant intends to sublet the entire Premises and Landlord elects to terminate this Lease, this Lease shall be terminated on the date specified in Tenant's notice. If, however, this Lease shall terminate pursuant to the foregoing with respect to less than all the Premises, the rent, as defined and reserved hereinabove shall be adjusted on a pro rata basis to the number of square feet retained by Tenant, and this Lease as so amended shall continue in full force and effect. In the event Tenant is allowed to assign, transfer or sublet the whole or any part of the Premises, with the prior written consent of Landlord, no assignee, transferee or subtenant shall assign or transfer this Lease, either in whole or in part, or sublet the whole or any part of the Premises, without also having obtained the prior written consent of Landlord. A consent of Landlord to one assignment, transfer, hypothecation, subletting, occupation or use by any other person shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent to any subsequent similar or dissimilar assignment, transfer, hypothecation, subletting, occupation or use by any other person. Any such assignment, transfer, hypothecation, subletting, occupation or use without such consent shall be void and shall constitute a breach of this Lease by Tenant and shall, at the option of Landlord exercised by written notice to Tenant, terminate this Lease. The leasehold estate under this Lease shall not, nor shall any interest therein, be assignable for any purpose by operation of law without the written consent of Landlord. As a condition to its consent, Landlord shall require Tenant to pay all expenses in connection with the assignment, and Landlord shall require Tenant's assignee or transferee (or other assignees or transferees) to assume in writing all of the obligations under this Lease and for Tenant to remain liable to Landlord under the Lease. Notwithstanding the above, in no event will Landlord consent to a sub-sublease.

17. SUBORDINATION AND MORTGAGES. In the event Landlord's title or leasehold interest is now or hereafter encumbered by a deed of trust, upon the interest of Landlord in the land and buildings in which the demised Premises are located, to secure a loan from a lender (hereinafter referred to as "Lender") to Landlord, Tenant shall, at the request of Landlord or Lender, execute in writing an agreement subordinating its rights under this Lease to the lien of such deed of trust, or, if so requested, agreeing that the lien of Lender's deed of trust shall be or remain subject and subordinate to the rights of Tenant under this Lease. Notwithstanding any such subordination, Tenant's possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all rent and observe and perform all of the provisions set forth in this Lease.

18. ENTRY BY LANDLORD. Landlord reserves, and shall at all reasonable times after at least 24 hours notice (except in emergencies) have the right to enter the Premises to inspect them; to perform any services to be provided by Landlord hereunder; to make repairs or provide any services to contiguous tenant(s); to submit the Premises to prospective purchasers, mortgagers or tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises or other parts of the building, all without abatement of rent, and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that the business of Tenant shall be interfered with to the least extent that is reasonably practical. Any entry to the Premises by Landlord for the purposes provided for herein shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

19. BANKRUPTCY AND DEFAULT. The commencement of a bankruptcy action or liquidation action or reorganization action or insolvency action or an assignment of or by Tenant for the benefit of creditors, or any similar action undertaken by Tenant, or the insolvency of Tenant, shall, at Landlord's option, constitute a breach of this Lease by Tenant. If the trustee or receiver appointed to serve during a bankruptcy, liquidation, reorganization, insolvency or similar action elects to reject Tenant's unexpired Lease, the trustee or receiver shall notify Landlord in writing of its election within thirty (30) days after an order for relief in a liquidation action or within thirty (30) days after the commencement of any action.

     Within thirty (30) days after court approval of the assumption of this Lease, the trustee or receiver shall cure (or provide adequate assurance to the reasonable satisfaction of Landlord that the trustee or receiver shall cure) any and all previous defaults under the unexpired Lease and shall compensate Landlord for all actual pecuniary loss and shall provide adequate assurance of future performance under said Lease to the reasonable satisfaction of Landlord. Adequate assurance of future performance, as used herein, includes, but shall not be limited to: (i) assurance of source and payment of rent, and other consideration due under this Lease; (ii) assurance that the assumption or assignment of this Lease will not breach substantially any provision, such as radius, location, use, or exclusivity provision, in any agreement relating to the above described Premises.

     Nothing contained in this section shall affect the existing right of Landlord to refuse to accept an assignment upon commencement of or in connection with a bankruptcy, liquidation, reorganization or insolvency action or an assignment of Tenant for the benefit of creditors or other similar act. Nothing contained in this Lease shall be construed as giving or granting or creating an equity in the demised Premises to Tenant. In no event shall the leasehold estate under this Lease, or any interest therein, be assigned by voluntary or involuntary bankruptcy proceeding without the prior written consent of Landlord. In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings.

     The failure to perform or honor any covenant, condition or representation made under this Lease shall constitute a default hereunder by Tenant upon expiration of the appropriate grace period hereinafter provided. Tenant shall have a period of five (5) days from the date of written notice from Landlord within which to cure any default in the payment of rental or adjustment thereto. Tenant shall have a period of thirty (30) days from the date of written notice from Landlord within which to cure any other default under this Lease. Upon an uncured default of this Lease by Tenant, Landlord shall have the following rights and remedies in addition to any other rights or remedies available to Landlord at law or in equity:

          (a) The rights and remedies provided for by California Civil Code
Section 1951.2, including but not limited to, recovery of the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss for the same period that Tenant proves could be reasonably avoided, as computed pursuant to subsection (b) of said Section 1951.2. Any proof by Tenant under subparagraphs
(2) and (3) of Section 1951.2 of the California Civil Code of the amount of rental loss that could be reasonably avoided shall be made in the following manner: Landlord and Tenant shall each select a licensed real estate broker in the business of renting property of the same type and use as the Premises and in the same geographic vicinity. Such two real estate brokers shall select a third licensed real estate broker, and the three licensed real estate brokers so selected shall determine the amount of the rental loss that could be reasonably avoided from the balance of the term of this Lease after the time of award. The decision of the majority of said licensed real estate brokers shall be final and binding upon the parties hereto.

          (b) The rights and remedies provided by California Civil Code Section which allows Landlord to continue the Lease in effect and to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due, for so long as Landlord does not terminate Tenant's right to possession; acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver upon Landlord's initiative to protect its interests under this Lease shall not constitute a termination of Tenant's right to possession.

     (c) The right to terminate this Lease by giving notice to Tenant in accordance with applicable law.

     (d) To the extent permitted by law, the right and power to enter the Premises and remove therefrom all persons and property, to store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, and to sell such property and apply such proceeds therefrom pursuant to applicable California law, Landlord, may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rent and such other terms as Landlord in its reasonable sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each subletting, (i) Tenant shall be immediately liable to pay Landlord, in addition to the indebtedness other than rent due hereunder, the reasonable cost of such subletting, including, but not limited to, reasonable attorneys' fees, and any real estate commissions actually paid, and the cost of such reasonable alterations and repairs incurred by Landlord and the amount, if any, by which the rent hereunder for the period of such subletting (to the extent such period does not exceed the term hereof) exceed the amount to be paid as rent for the Premises for such period or (ii) at the option of Landlord, rents received from such subletting shall be applied first to payment of indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due hereunder. If Tenant has been credited with any rent to be received by such subletting under option (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under option (ii) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No taking possession of the Premises by Landlord, shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach.

        (e) The right to have a receiver appointed for Tenant upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord pursuant to subparagraph d above.

20. ABANDONMENT. Tenant shall not vacate or abandon the Premises at any time during the term of this Lease and if Tenant shall abandon, vacate or surrender said Premises, or be dispossessed by the process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, except such property as may be mortgaged to Landlord.

21. DESTRUCTION. In the event the Premises are destroyed in whole or in part from any cause, except for routine maintenance and repairs and incidental damage and destruction caused from vandalism and accidents for which Tenant is responsible under Paragraph 7, Landlord may, at its option:

     (a) Rebuild or restore the Premises to their condition prior to the damage or destruction, or (providing that the Premises is damaged to the extent of 33 1/3% of the replacement cost);

     (b)  Terminate this Lease

     If Landlord does not give Tenant notice in writing within thirty (30) days from the destruction of the Premises of its election to either rebuild and restore them, or to terminate this Lease, Landlord shall be deemed to have elected to rebuild or restore them, in which event Landlord agrees, at its expense except for any deductible, which is the responsibility of Tenant, promptly to rebuild or restore the Premises to their condition prior to the damage or destruction. Tenant shall be entitled to a reduction in rent while such repair is being made in the proportion that the area of the Premises rendered untenantable by such damage bears to the total area of the Premises. If Landlord initially estimates that the rebuilding or restoration will exceed 180 days or if Landlord does not complete the rebuilding or restoration within one hundred eighty (180) days following the date of destruction (such period of time to be extended for delays caused by the fault or neglect of Tenant or because of Acts of God, act of public agencies, labor disputes, strikes, fires, freight embargoes, rainy or stormy weather, inability to obtain materials, supplies or fuels, acts of contractors or subcontractors, or delay of the contractors or subcontractors due to such causes or other contingencies beyond the control of Landlord), then Tenant shall have the right to terminate this Lease by giving fifteen (15) days prior written notice to Landlord. Notwithstanding anything herein to the contrary, Landlord's obligation to rebuild or restore shall be limited to the building and interior improvements constructed by Landlord as they existed as of the commencement date of the Lease and shall not include restoration of Tenant's trade fixtures, equipment, merchandise, or any improvements, alterations or additions made by Tenant to the Premises, which Tenant shall forthwith replace or fully repair at Tenant's sole cost and expense provided this Lease is not cancelled according to the provisions above.

     Unless this Lease is terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect. Tenant hereby expressly waives the provisions of Section 1932, Subdivision 2, in Section 1933, Subdivision 4 of the California Civil Code.

     In the event that the building in which the Premises are situated is damaged or destroyed to the extent of not less than 33 1/3% of the replacement cost thereof, Landlord may elect to terminate this Lease, whether the Premises be injured or not. Notwithstanding anything to the contrary herein, Landlord may terminate this Lease in the event of an uninsured event or if insurance proceeds are insufficient to cover one hundred percent of the rebuilding costs net of the deductible.

22. EMINENT DOMAIN. If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing paragraph, any compensation specifically awarded Tenant for loss of business, Tenant's personal property, moving cost or loss of goodwill, shall be and remain the property of Tenant.

     If any action or proceeding is commenced for such taking of the Premises or any part thereof, or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the premises or any portion thereof, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the date of receipt of said written advice, or commencement of said action or proceeding, or taking conveyance, which termination shall take place as of the first to occur of the last day of the calendar month next following the month in which such notice is given or the date on which title to the Premises shall vest in the condemnor.

     In the event of such a partial taking or conveyance of the Premises, if the portion of the Premises taken or conveyed is so substantial that the Tenant can no longer reasonably conduct its business, Tenant shall have the privilege of terminating this Lease within sixty (60) days from the date of such taking or conveyance, upon written notice to Landlord of its intention so to do, and upon giving of such notice this Lease shall terminate on the last day of the calendar month next following the month in which such notice is given, upon payment by Tenant of the rent from the date of such taking or conveyance to the date of termination.

     If a portion of the Premises be taken by condemnation or conveyance in lieu thereof and neither Landlord nor Tenant shall terminate this Lease as provided therein, this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed, and the rent herein shall be apportioned as of the date of such taking or conveyance so that thereafter the rent to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken or conveyed bears to the total area of the Premises prior to such taking.

23. SALE OR CONVEYANCE BY LANDLORD. In the event of a sale or conveyance of the Premises or any interest therein, by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any further liability upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transfer is concerned, Tenant agrees to look solely to the responsibility of the successor in interest of such transferor in and to the Premises and this Lease. This Lease shall not be affected by any such sale or conveyance, and Tenant agrees to attorn to the successor in interest of such transferor.

24. ATTORNMENT TO LENDER OR THIRD PARTY. In the event the interest of Landlord in the land and buildings in which the leased Premises are located (whether such interest of Landlord is a fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by the lender or any third party through judicial foreclosure or by exercise of a power of sale at private trustee's foreclosure sale, Tenant hereby agrees to attorn to the purchaser at any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease. In the event the lien of the deed of trust securing the loan from a Lender to Landlord is prior and paramount to the Lease, this Lease shall nonetheless continue in full force and effect for the remainder of the unexpired term hereof, at the same rental herein reserved and upon all the other terms, conditions and covenants herein contained.

25. HOLDING OVER. Any holding over by Tenant after expiration or other termination of the term of this Lease with the written consent of Landlord delivered to Tenant shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the leased Premises except as expressly provided in this Lease. Any holding over after the expiration or other termination of the term of this Lease, with the consent of Landlord, shall be construed to be a tenancy from month to month, on the same terms and conditions herein specified insofar as applicable except that the monthly Basic Rent shall be increased to an amount equal to one hundred fifty (150%) percent of the monthly Basic Rent required during the last month of the Lease term.

26.  CERTIFICATE OF ESTOPPEL.  Tenant shall at any time upon not less than ten
(10) days prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that the Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance, and that not more than one month's rent has been paid in advance.

27. CONSTRUCTION CHANGES. It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such minor changes as Landlord or Landlord's architect determines to be desirable in the course of construction of the Premises, and no such changes shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant. Landlord does not guarantee the accuracy of any drawing supplied to Tenant and verification of the accuracy of such drawings rests with Tenant.

28. RIGHT OF LANDLORD TO PERFORM. All terms, covenants and conditions of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's sole cost and expense and without any reduction of rent. If Tenant shall fail to pay any sum of money, or other rent, required to be paid by it hereunder and such failure shall continue for five (5) days after written notice by Landlord, or shall fail to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for thirty (30) days after written notice thereof by Landlord, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may, but shall not be obligated to, make any such payment or perform any such other term or covenant on Tenant's part to be performed. All sums so paid by Landlord and all necessary costs of such performance by Landlord together with interest thereon at the rate of the prime rate of interest per annum as quoted by the Bank of America from the date of such payment on performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of nonpayment by Tenant as in the case of failure by Tenant in the payment of rent hereunder.

29.  ATTORNEYS' FEES.

     A. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease, or for any other relief against the other party hereunder, then all costs and expenses, including reasonable attorneys' fees incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     B. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant's occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including a reasonable attorney's fee.

30. WAIVER. The waiver by either party of the other party's failure to perform or observe any term, covenant or condition herein contained to be performed or observed by such waiving party shall not be deemed to be a waiver of such term, covenant or condition or any subsequent failure of the party failing to perform or observe the same or any other such term, covenant or condition therein contained, and no custom or practice which may develop between the parties hereto during the term hereof shall be deemed a waiver, or in any way affect, the right of either party to insist upon performance and observance by the other party in strict accordance with the terms hereof.

31. NOTICES. All notices, demands, requests, advices or designations which may be or are required to be given by either party to the other hereunder shall be in writing. All notices, demands, requests, advices or designations by Landlord to Tenant shall be sufficiently given, made or delivered if personally served on Tenant by leaving the same at the Premises or if sent by United States certified or registered mail, postage prepaid, addressed to Tenant at the Premises. All notices, demands, requests, advices or designations by Tenant to Landlord shall be sent by United States certified or registered mail, postage prepaid, addressed to Landlord at its offices at A&P Family Investments, 2560 Mission College Blvd.,

Suite 101, Santa Clara, California 95054. Each notice, request, demand, advice or designation referred to in this paragraph shall be deemed received on the date of the personal service or mailing thereof in the manner herein provided, as the case may be.

32. EXAMINATION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

33. DEFAULT BY LANDLORD Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event earlier than (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have heretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord's obligations is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

34. CORPORATE AUTHORITY. If Tenant is a corporation (or a partnership), each individual executing this Lease on behalf of said corporation (or partnership) in accordance with the by-laws of said corporation (or partnership in accordance with the partnership agreement) and that the Lease is binding upon said corporation (or partnership) in accordance with its terms. If Tenant is a corporation, Tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord a certified copy of the resolution of the Board of Directors of said corporation authorizing or ratifying the execution of this Lease.

35.  OMITTED.

36. LIMITATION OF LIABILITY. In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

     (a) the sole and exclusive remedy shall be against Landlord's interest in the Premises leased herein;

     (b) no partner of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of the partnership;

     (c) no service of process shall be made against any partner of Landlord (except as may be necessary to secure jurisdiction of the partnership);

     (d) no partner of Landlord shall be required to answer or otherwise plead to any service of process;

     (e)  no judgment will be taken against any partner of Landlord;

     (f) any judgment taken against any partner of Landlord may be vacated and set aside at any time without hearing;

     (g) no writ of execution will ever be levied against the assets of any partner of Landlord;

     (h) these covenants and agreements are enforceable both by Landlord and also by any partner of Landlord.

     Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or at common law.

37. SIGNS. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside of the Premises or any exterior windows of the Premises without the written consent of Landlord first had and obtained and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Tenant. If Tenant is allowed to print or affix or in any way place a sign in, on, or about the Premises, upon expiration or other sooner termination of this Lease, Tenant at Tenant's sole cost and expense shall both remove such sign and repair all damage in such a manner as to restore all aspects of the appearance of the Premises to the condition prior to the placement of said sign.

     All approved signs or lettering on outside doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved of by Landlord.

     Tenant shall not place anything or allow anything to be placed near the glass of any window, door partition or wall which may appear unsightly from outside the Premises.

38.  MISCELLANEOUS AND GENERAL PROVISIONS.

     A. Use of Building Name. Tenant shall not, without the written consent of Landlord, use the name of the building for any purpose other than as the address of the business conducted by Tenant in the Premises.

     B. Choice of Law; Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

     C. Definition of Terms. The term "Premises" includes the space leased hereby and any improvements now or hereafter installed therein or attached thereto. The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof, and the provisions of this Lease shall inure to the benefit of and bind such heirs, executors, administrators, successors and permitted assigns.

     The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

     D. Time of Essence. Time is of the essence of this Lease and of each and all of its provisions.

     E. Quitclaim. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required by any reputable title company, licensed to operate in the State of California, to remove the cloud or encumbrance created by this Lease from the real property of which Tenant's Premises are a part.

     F. Incorporation of Prior Agreements; Amendments. This instrument along with any exhibits and attachments hereto constitutes the entire agreement between Landlord and Tenant relative to the Premises and this agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant. Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among themselves and their agents or representatives relative to the leasing of the Premises are merged in or revoked by this agreement.

     G. Recording. Neither Landlord nor Tenant shall record this Lease or a short form memorandum hereof without the consent of the other.

     H. Amendments for Financing. Tenant further agrees to execute any amendments required by a lender to enable Landlord to obtain financing, so long as Tenant's rights hereunder are not substantially affected.

     I. Additional Paragraphs. Paragraphs 39 through 52 are added hereto and are included as a part of this Lease.

     J. Clauses, Plats and Riders. Clauses, plats and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

     K. Diminution of Light, Air or View. Tenant covenants and agrees that no diminution or shutting off of light, air or view by any structure which may be hereafter erected (whether or not by Landlord) shall in any way affect this Lease, entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year last written below.


LANDLORD:                                           TENANT:

A&P FAMILY INVESTMENTS                              ATWEB, INC.
a California general partnership                    a California corporation

General Partner:
                                        By:       /s/
                                                ------------------------------

By:      /s/                            Title:    CFO
    ------------------------------              ------------------------------
    John Arrillaga, Trustee
                                        Type or Print Name
                                                          --------------------
Date:    12/29/97
     ----------------------------       Date:         12/29/97
                                                ------------------------------

Paragraphs 39 through 52 to Lease Agreement dated December 18, 1997, By and Between A&P Family Investments, a California general partnership, as Landlord, and AtWeb, Inc., a California corporation, as Tenant for 4,793 + Square Feet of
                                                               -
Space Located at 686 W. Maude Avenue, Suite 103, Sunnyvale, California 94086.

39. BASIC RENT: In accordance with Paragraph 4A herein, the total aggregate sum of TWO HUNDRED THIRTY FIVE THOUSAND EIGHT HUNDRED FIFTEEN AND 60/100 DOLLARS ($235,815.60) shall be payable as follows:

     On February 1, 1998, the sum of NINE THOUSAND FIVE HUNDRED EIGHTY SIX AND NO/100 DOLLARS ($9,586.00) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 1999.

     On February 1, 1999, the sum of TEN THOUSAND SIXTY FIVE AND 30/100 DOLLARS ($10,065.30) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 2000; or until the entire aggregate sum of TWO HUNDRED THIRTY FIVE THOUSAND EIGHT HUNDRED FIFTEEN AND 60/100 DOLLARS ($235,815.60) has been paid.

40. EARLY OCCUPANCY: Tenant shall have the right to occupy the Premises prior to the scheduled Lease Commencement Date. This Lease shall commence and Tenant shall pay to Landlord, effective as of the date Tenant so occupies the Premises, all Additional Rent expenses which are Tenant's responsibility hereunder (however, Tenant shall not be responsible for paying Basic Rent during the early occupancy period), and Tenant shall be obligated to perform, and be bound by, each and every term, covenant and condition of this Lease. In the event Tenant occupies the Premises prior to February 1, 1998, the Term of this Lease will be extended to include the early occupancy period (i.e. If Tenant occupies said space on January 1, 1998, the Lease Term will be extended for one month from a two year Term to a two year one month Term).

41. "AS-IS" BASIS: It is hereby agreed that the Premises leased hereunder is leased strictly on an "as-is" basis and in its present condition, and in the configuration as shown on Exhibit B attached hereto, and by reference made a
                          ---------
part hereof. It is specifically agreed between the parties that Landlord shall not be required to make, nor be responsible for any cost, in connection with any repair, restoration, and/or improvement to the Premises in order for this Lease to commence, or thereafter, throughout the Term of this Lease. Notwithstanding anything to the contrary within this Lease, Landlord makes no warranty or representation of any kind or nature whatsoever as to the condition or repair of the Premises, nor as to the use or occupancy which may be made thereof.

42. RULES AND REGULATIONS AND COMMON AREA: Subject to the terms and conditions of this Lease and such Rules and Regulations as Landlord may from time to time prescribe, Tenant and Tenant's employees, invitees and customers shall, in common with other occupants of the Parcel/Building in which the premises are located, and their respective employees, invitees and customers, and others entitled to the use thereof, have the non-exclusive right to use the access roads, parking areas, and facilities provided and designated by Landlord for the general use and convenience of the occupants of the Parcel/Building in which the Premises are located, which areas and facilities are referred to herein as "Common Area". This right shall terminate upon the termination of this Lease. Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of Common Area. Landlord further reserves the right to promulgate such reasonable rules and regulations relating to the use of the Common Area, and any part or parts thereof, as Landlord may deem appropriate for the best interests of the occupants of the Parcel/Building. Such Rules and Regulations may be amended by Landlord from time to time, with or without advance notice, and all amendments shall be effective upon delivery of a copy to Tenant. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Parcel/Building of any of said Rules and Regulations.

Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be maintained and the expenditures for such maintenance shall be at the discretion of Landlord.

43. EXPENSES OF OPERATION, MANAGEMENT, AND MAINTENANCE OF THE COMMON AREAS OF THE PARCEL AND BUILDING IN WHICH THE PREMISES ARE LOCATED: As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay to Landlord Tenant's proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of all expenses of operation, management, maintenance and repair of the Common Areas of the Parcel including, but not limited to, license, permit, and inspection fees; security; utility charges associated with exterior landscaping and lighting (including water and sewer charges); all charges incurred in the maintenance and replacement of landscaped areas, lakes, parking lots and paved areas (including repairs, replacement, resealing and restriping), sidewalks, driveways, maintenance, repair and replacement of all fixtures and electrical, mechanical and plumbing systems; supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses.

As Additional Rent and in accordance with Paragraph 4D of this Lease, Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of operation (including common utilities), management, maintenance, and repair of the building (including structural and common areas such as lobbies, restrooms, janitor's closets, hallways, elevators, mechanical and telephone rooms, stairwells, entrances, spaces above the ceilings and janitorization of said common areas) in which the Premises are located. The maintenance items herein referred to include, but are not limited to, all windows, window frames, plate glass, glazing, truck doors, main plumbing systems of the building (such as water drain lines, sinks, toilets, faucets, drains, showers and water fountains), main electrical systems (such as panels and conduits), heating and airconditioning systems (such as compressors, fans, air handlers, ducts, boilers, heaters), structural elements and exterior surfaces of the building; store fronts, roof, downspouts, building common area interiors (such as wall coverings, window coverings, floor coverings and partitioning), ceilings, building exterior doors, skylights (if any), automatic fire extinguishing systems, and elevators (if any); license, permit and inspection fees; security, supplies, materials, equipment and tools; the cost of capital expenditures which have the effect of reducing operating expenses, provided, however, that in the event Landlord makes such capital improvements, Landlord may amortize its investment in said improvements (together with interest at the rate of fifteen (15%) percent per annum on the unamortized balance) as an operating expense in accordance with standard accounting practices, provided, that such amortization is not at a rate greater than the anticipated savings in the operating expenses. Tenant hereby waives all rights hereunder, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law, statute or ordinance now or hereafter in effect.

"Additional Rent" as used herein shall not include Landlord's debt repayments; interest on charges, expenses directly or indirectly incurred by Landlord for the benefit of any other tenant; cost for the installation of partitioning or any other tenant improvements; cost of attracting tenants; depreciation; interest; or executive salaries.

44. UTILITIES OF THE BUILDING IN WHICH THE PREMISES ARE LOCATED: As Additional Rent and in accordance with paragraph 4D of this Lease Tenant shall pay its proportionate share (calculated on a square footage or other equitable basis as calculated by Landlord) of the cost of all utility charges such as water, gas, electricity, (telephone, telex and other electronic communications service, if applicable) sewer service, waste pick-up and any other utilities, materials or services furnished directly to the building in which the Premises are located, including, without limitation, any temporary or permanent utility surcharge or other exactions whether or not hereinafter imposed.

Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of rent by reason of any interruption or failure of utility services to the Premises when such interruption or failure is caused by accident, breakage, repair, strikes, lockouts, or other labor disturbances or labor disputes of any nature, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.

Provided that Tenant is not in default in the performance or observance of any of the terms, covenants or conditions of this Lease to be performed or observed by it, Landlord shall furnish to the Premises between the hours of 8:00 am and 6:00 pm, Mondays through Fridays (holidays excepted) and subject to the rules and regulations of the Common Area hereinbefore referred to, reasonable quantities of water, gas, and electricity suitable for the intended use of the Premises and heat and airconditioning required in Landlord's judgment for the comfortable use and occupation of the Premises for such purposes. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may prescribe for the proper functioning and protection of the building heating, ventilating and airconditioning systems. Whenever heat generating machines, equipment, or any other devices (including exhaust fans) are used in the Premises by Tenant which affect the temperature or otherwise maintained by the airconditioning system, Landlord shall have the right to install supplementary airconditioning units in the Premises and the cost thereof, including the cost of installation and the cost of operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord. Tenant will not, without the written consent of Landlord, use any apparatus or device in the Premises (including, without limitation), electronic data processing machines or machines using current in excess of 110 Volts which will in any way increase the amount of electricity, gas, water or airconditioning usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises), or with gas or water pipes any apparatus or device for the purposes of using electric current, gas, or water. If Tenant shall require water, gas, or electric current in excess of that usually furnished or supplied to premises being used as general office space, Tenant shall first obtain the written consent of Landlord, which consent shall not be unreasonably withheld and Landlord may cause an electric current, gas or water meter to be installed in the Premises in order to measure the amount of electric current, gas or water consumed for any such excess use. The cost of any such meter and of the installation, maintenance and repair thereof, all charges for such excess water, gas and electric current consumed (as shown by such meters and at the rates then charged by the furnishing public utility); and any additional expense incurred by Landlord in keeping account of electric current, gas, or water so consumed shall be paid by Tenant, and Tenant agrees to pay Landlord therefor promptly upon demand by Landlord.

45.  PARKING:  Tenant shall have the right to the nonexclusive use of nineteen
(19) parking spaces in the common parking area of the building. Tenant agrees that Tenant, Tenant's employees, agents, representatives, and/or invitees shall not use parking spaces in excess of said 19 parking spaces allocated to Tenant hereunder. Landlord shall have the right, at Landlord's sole discretion, to specifically designate the location of Tenant's parking spaces within the common parking area of the building in the event of a dispute among the tenants occupying the building referred to herein, in which event Tenant agrees that Tenant, Tenant's employees, agents, representatives and/or invitees shall not use any parking spaces other than those parking spaces specifically designated by Landlord for Tenant's use. Said parking spaces, if specifically designated by Landlord to Tenant, may be relocated by Landlord at any time, and from time to time. Landlord reserves the right, at Landlord's sole discretion, to rescind any specific designation of parking spaces, thereby returning Tenant's parking spaces to the common parking area. Landlord shall give Tenant written notice of any change in Tenant's parking spaces. Tenant shall not, at any time, park or permit to be parked, any trucks or vehicles adjacent to the loading area so as to interfere in any way with the use of such areas, nor shall Tenant, at any time, park or permit the parking of Tenant's trucks and other vehicles or the trucks or vehicles of Tenant's suppliers or others, in any portion of the common areas not designated by Landlord for such use by Tenant. Tenant shall not park nor permit to be parked, any inoperative vehicles or equipment on any portion of the common parking area or other common areas of the building. Tenant agrees to assume responsibility for compliance by its employees with the parking provision contained herein. If Tenant or its employees park in other than designated parking areas, then Landlord may charge Tenant, as an additional charge, and Tenant agrees to pay Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parking in any area other than that designated. Tenant hereby authorizes Landlord, at Tenant's sole expense, to tow away from the building any vehicle belonging to Tenant or Tenant's employees parked in violation of these provisions, or to attach violation stickers or notices to such vehicles. Tenant shall use the parking area for vehicle parking only and shall not use the parking areas for storage.

46. ASSESSMENT CREDITS. The demised property herein may be subject to a special assessment levied by the City of Sunnyvale as part of an Improvement District. As a part of said special assessment proceedings (if any), additional bonds were or may be sold and assessments were or may be levied to provide for construction contingencies and reserve funds. Interest shall be earned on such funds created for contingencies and on reserve funds which will be credited for the benefit of said assessment district. To the extent surpluses are created in said district through unused contingency funds, interest earnings or reserve funds, such surpluses shall be deemed the property of Landlord. Notwithstanding that such surpluses may be credited on assessments otherwise due against the Leased Premises, Tenant shall pay to Landlord, as additional rent if, and at the time of any such credit of surpluses, an amount equal to all such surpluses so credited. For example: if (i) the property is subject to an annual assessment of $1,000.00, and (ii) a surplus of $200.00 is credited towards the current year's assessment which reduces the assessment amount shown on the property tax bill from $1,000.00 to $800.00, Tenant shall, upon receipt of notice from Landlord, pay to Landlord said $200.00 credit as Additional Rent.

47. ASSIGNMENT AND SUBLETTING (CONTINUED): Any and all sublease agreement(s) between Tenant and any and all subtenant(s) (which agreements must be consented to by Landlord, pursuant to the requirements of this Lease) shall contain the following language:

         "If Landlord and Tenant jointly and voluntarily elect, for any reason whatsoever, to terminate the Master Lease prior to the scheduled Master Lease termination date, then this Sublease (if then still in effect) shall terminate concurrently with the termination of the Master Lease. Subtenant expressly acknowledges and agrees that (1) the voluntary termination of the Master Lease by Landlord and Tenant and the resulting termination of this Sublease shall not give Subtenant any right or power to make any legal or equitable claim against Landlord, including without limitation any claim for interference with contract or interference with prospective economic advantage, and (2) Subtenant hereby waives any and all rights it may have under law or at equity against Landlord to challenge such an early termination of the Sublease, and unconditionally releases and relieves Landlord, and its officers, directors, employees and agents, from any and all claims, demands, and/or causes of action whatsoever (collectively, ("Claims"), whether such matters are known or unknown, latent or apparent, suspected or unsuspected, foreseeable or unforeseeable, which Subtenant may have arising out of or in connection with any such early termination of this Sublease. Subtenant knowingly and intentionally waives any and all protection which is or may be given by Section 1542 of the California Civil Code which provides as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor."

          The term of this Sublease is therefore subject to early termination. Subtenant's initials here below evidence (a) Subtenant's consideration or and agreement to this early termination provision, (b) Subtenant's acknowledgment that, in determining the net benefits to be derived by Subtenant under the terms of this Sublease, Subtenant has anticipated the potential for early termination, and (c) Subtenant's agreement to the general waiver and release of Claims above.

          Initials:  ____________           Initials:  ____________
                       Subtenant                          Tenant

48. BANKRUPTCY AND DEFAULT: Paragraph 19 is modified to provide that with respect to non-monetary defaults not involving Tenant's failure to pay Basic Rent or Additional Rent, Tenant shall not be in default of any non-monetary obligation if (i) more than thirty (30) days is required to cure such non-monetary default, and (ii) Tenant commences cure of such default as soon as reasonably practicable after receiving written notice of such default from Landlord and thereafter continuously and with due diligence prosecutes such cure to completion.

49. ABANDONMENT: Paragraph 20 is modified to provide that Tenant shall not be in default under the Lease if it leaves all or any part of Premises vacant so long as (i) Tenant is performing all of its other obligations under the Lease including the obligation to pay Basic Rent and Additional Rent, (ii) Tenant provides on-site security during normal business hours for those parts of the Premises left vacant; (iii) such vacancy does not materially and adversely affect the validity or coverage of any policy of insurance carried by Landlord with respect to the Premises, and (iv) the utilities and heating and ventilation system are operated and maintained to the extent necessary to prevent damage to the Premises or its systems.

50. HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of "Hazardous Materials" (as defined herein) on, in, under or about the Premises and real property located beneath said Premises and the common areas of the Parcel, which includes the entire parcel of land on which the Premises are located as shown in Green on Exhibit A attached hereto
                                              ---------
(hereinafter collectively referred to as the "Property"):

     A. As used herein, the term "Hazardous Materials" shall mean any material, waste, chemical mixture or byproduct which is or hereafter is defined, listed or designated under Environmental Laws (defined below) as a pollutant, or as a contaminant, or as a toxic or hazardous substance, waste or material, or any other unwholesome, hazardous, toxic biohazardous, or radioactive material, waste, chemical, mixture or byproduct, or which is listed, regulated or restricted by any Environmental Law (including, without limitation, petroleum hydrocarbons or any distillates or derivatives or fractions thereof, polychlorinated biphenyls, or asbestos). As used herein, the term "Environmental Laws" shall mean any applicable Federal, State or California or local government law (including common law), statute, regulation, rule, ordinance, permit, license, order, requirement, agreement, or approval, or any determination, judgment, directive, or order of any executive or judicial authority at any level of Federal, State of California or local government (whether now existing or subsequently adopted or promulgated) relating to pollution or the protection of the environment, ecology, natural resources, or public health and safety.

     B. Tenant shall obtain Landlord's written consent, which may be withheld in Landlord's discretion, prior to the occurrence of any Tenant's Hazardous Materials Activities (defined below); provided, however, that Landlord's consent shall not be required for normal use in compliance with applicable Environmental Laws of customary household and office supplies (Tenant shall first provide Landlord with a list of said materials use), such as mild cleaners, lubricants and copier toner. As used herein, the term "Tenant's Hazardous Materials Activities" shall mean any and all use, handling, generation, storage, disposal, treatment, transportation, release, discharge, or emission of any Hazardous Materials on, in, beneath, to, from, at or about the Property, in connection with Tenant's use of the Property, or by Tenant or by any of Tenant's agents, employees, contractors, vendors, invitees, visitors or its future subtenants or assignees. Tenant agrees that any and all Tenant's Hazardous Materials Activities shall be conducted in strict, full compliance with applicable Environmental Law at Tenant's expense, and shall not result in any contamination of the Property or the environment. Tenant agrees to provide Landlord with prompt written notice of any spill or release of Hazardous Materials at the Property during the term of the Lease of which Tenant becomes aware, and further agrees to provide Landlord with prompt written notice of any violation of Environmental Laws in connection with Tenant's Hazardous Materials Activities of which Tenant becomes aware. If Tenant's Hazardous Materials Activities involve Hazardous Materials other than normal use of customary household and office supplies, Tenant also agrees at Tenant's expense: (i) to install such Hazardous Materials monitoring, storage and containment devices as Landlord reasonably deems necessary (Landlord shall have no obligation to evaluate the need for any such installation or require any such installation);
(ii) provide Landlord with a written inventory of such Hazardous Materials, including an update of same each year upon the anniversary date of the Commencement Date of the Lease ("Anniversary Date"), and (iii) on each Anniversary Date, to retain a qualified environmental consultant, acceptable to Landlord, to evaluate whether Tenant is in compliance with all applicable Environmental Laws with respect to Tenant's Hazardous Materials Activities. Tenant, at its expense, shall submit to Landlord, a report from such environmental consultant which discusses the environmental consultant's findings within two (2) months of each Anniversary Date. Tenant, at its expense, shall promptly undertake and complete any and all steps necessary, and in full compliance with applicable Environmental Laws, to fully correct any and all problems or deficiencies identified by the environmental consultant, and promptly provide Landlord with documentation of all such corrections.

     C. Prior to termination or expiration of the Lease, Tenant at its expense, shall (i) properly remove from the Property all Hazardous Materials which come to be located at the Property in connection with Tenant's Hazardous Materials Activities, and (ii) fully comply with and complete all facility closure requirements of applicable Environmental Laws regarding Tenant's Hazardous Materials Activities, including but not limited to (x) properly restoring and repairing the Property to the extent damaged by such closure activities, and (y) obtaining from the local Fire Department or other appropriate governmental authority with jurisdiction a written concurrence that closure has been completed in compliance with applicable Environmental Laws. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any such closure activities.

     D. If Landlord, in its sole discretion, believes that the Property has become contaminated as a result of Tenant's Hazardous Materials Activities, Landlord in addition to any other rights it may have under this Lease or under Environmental Laws or other laws, may enter upon the Property and conduct inspection, sampling and analysis, including but not limited to obtaining and analyzing samples of soil and groundwater, for the purpose of determining the nature and extent of such contamination. Tenant shall promptly reimburse Landlord for the costs of such an investigation, including but not limited to reasonable attorneys' fees Landlord incurs with respect to such investigation, that discloses Hazardous Materials contamination for which Tenant is liable under this Lease. Except as may be required of Tenant by applicable Environmental Laws, Tenant shall not perform any sampling, testing, or drilling to identify the presence of any Hazardous Materials at the Property, without Landlord's prior written consent which may be withheld in Landlord's discretion. Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any sampling, testing or drilling performed pursuant to the preceding sentence.

     E. Tenant shall indemnify, defend (with legal counsel acceptable to Landlord, whose consent shall not unreasonably be withheld) and hold harmless Landlord, its employees, assigns, successors, successors-in-interest, agents and representatives from and against any and all claims (including but not limited to third party claims from a private party or a government authority), liabilities, obligations, losses, causes of action, demands, governmental proceedings or directives, fines, penalties, expenses, costs (including but not limited to reasonable attorneys', consultants' and other agents' fees and costs), and damages, which arise from or relate to: (i) Tenant's Hazardous Materials Activities; (ii) any Hazardous Materials contamination caused by Tenant prior to the Commencement Date of the Lease; or (iii) the breach of any obligation of Tenant under this Paragraph 50 (collectively, "Tenant's Environmental Indemnification"). Tenant's Environmental Indemnification shall include but is not limited to the obligation to promptly and fully reimburse Landlord for losses in or reductions to rental income, and diminution in fair market value of the Property. Tenant's Environmental Indemnification shall further include but is not limited to the obligation to diligently and properly implement to completion, at Tenant's expense, any and all environmental investigation, removal, remediation, monitoring, reporting, closure activities, or other environmental response action (collectively, "Response Actions"). Tenant shall promptly provide Landlord with copies of any claims, notices, work plans, data and reports prepared, received or submitted in connection with any Response Actions.

It is agreed that the Tenant's responsibilities related to Hazardous Materials will survive the expiration or termination of this Lease and that Landlord may obtain specific performance of Tenant's responsibilities under this Paragraph 50.

51. CONSENT: Whenever the consent of one party to the other is required hereunder, such consent shall not be unreasonably withheld.

52. AUTHORITY TO EXECUTE: The parties executing this Lease Agreement hereby warrant and represent that they are properly authorized to execute this Lease Agreement and bind the parties on behalf of whom they execute this Lease Agreement and to all of the terms, covenants and conditions of this Lease Agreement as they relate to the respective parties hereto.

                                AMENDMENT NO. 1
                                    TO LEASE


     THIS AMENDMENT NO. 1 is made and entered into this 27th day of May, 1998, by and between A&P Family Investments, as LANDLORD, and Atweb, Inc., a California corporation, as TENANT.

                                    RECITALS

     A. WHEREAS, by Lease Agreement dated December 18, 1997 Landlord leased to Tenant approximately 4,793+ square feet of that certain 33,948+ square foot
                          -                                   -
building located at 686 W. Maude Avenue, Suite 103, Sunnyvale, California, the details of which are more particularly set forth in said December 18, 1997 Lease Agreement, and

     B. WHEREAS, it is now the desire of the parties hereto to amend the Lease by (i) increasing the square footage of the Leased Premises by 8,976+ square
                                                                    -
feet effective July 1, 1998, (ii) extending the Lease Term for an additional three years and five months, (iii) amending the Basic Rent schedule and Aggregate Rent accordingly, (iv) increasing the Security Deposit required under the Lease, (v) increasing Tenant's non-exclusive parking spaces, (vi) and amending Lease Paragraph 16 ("Assignment and Subletting") of said Lease Agreement as hereinafter set forth.

                                   AGREEMENT

     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

     1.  INCREASED PREMISES:  Subject to Paragraph 2 below, effective July 1,
         ------------------
1998, the size of the Leased Premises will be increased by 8,976+ square feet
                                                                -
("Increased Space"), or from 4,793+ square feet to 13,769+ square feet of space.
                                  -                      -
Total said Premises are more particularly shown within the area outlined in Red on Exhibit A. The entire parcel, of which the Leased Premises is a part, is
   ---------
shown within the area outlined in Green on Exhibit A.  The additional 8,976+
                                           ---------                       -
square feet of space is leased on an "as-is" basis, in its present condition and configuration, as set forth in Blue on Exhibit B attached hereto, with the
                                       ---------
entire interior leased Premises shown in Red on Exhibit B.
                                                ---------

     2.  AMENDMENT SUBJECT TO LANDLORD'S OBTAINING TERMINATION AGREEMENT WITH
         --------------------------------------------------------------------
CURRENT TENANT FOR CURRENT TENANT'S SPACE:  This Amendment is subject to
-----------------------------------------
Landlord obtaining, from Manex Systems, Inc. ("Manex"), the current tenant occupying the Increased Space to be leased hereunder, a Termination Agreement satisfactory to Landlord on or before June 30, 1998. In the event Landlord is unable to obtain said satisfactory Termination Agreement on or before June 30, 1998, and/or in the event Manex fails to timely vacate the Increased Space and surrender same to Landlord free and clear of its occupancy, this Amendment shall, at Landlord's option: a) be rescinded, or b) the Commencement Date of the Increased Premises hereof shall be modified to reflect the date Landlord so obtains said satisfactory Termination Agreement and receives possession of the Increased Premises free and clear of Manex's occupancy; provided, however, that said period of delay caused by Manex shall not extend beyond September 28, 1998. In the event Landlord cannot deliver said Increased Premises by September 28, 1998, this Amendment No. 1 shall be automatically rescinded.

     3.  TERM OF LEASE:  Subject to Paragraph 2 above, it is agreed between the
         -------------
parties that the Term of said Lease Agreement shall be extended for an additional three (3) year five (5) month period, and the Lease Termination Date shall be changed from January 31, 2000 to June 30, 2003.

     4.  BASIC RENT SCHEDULE:  Subject to Paragraph 2 above, the Basic Rent
         -------------------
schedule, as shown in Paragraph 4(A) of the Lease Agreement shall be amended as follows:

     On July 1, 1998, the sum of TWENTY THREE THOUSAND FIFTY AND NO/100 DOLLARS ($23,050.00) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 1999.

     On February 1, 1999, the sum of TWENTY THREE THOUSAND FIVE HUNDRED TWENTY NINE AND 30/100 DOLLARS ($23,529.30) shall be due, and a like sum due on the first day of each month thereafter, through and including June 1, 1999.

     On July 1, 1999, the sum of TWENTY FOUR THOUSAND FOUR HUNDRED TWENTY SIX AND 90/100 DOLLARS ($24,426.90) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 2000.

     On February 1, 2000, the sum of TWENTY FOUR THOUSAND NINE HUNDRED SIX AND 20/100 DOLLARS ($24,906.20) shall be due, and a like sum due on the first day of each month thereafter, through and including June 1, 2000.

     On July 1, 2000, the sum of TWENTY FIVE THOUSAND EIGHT HUNDRED THREE AND 80/100 DOLLARS ($25,803.80) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 2001.

     On February 1, 2001, the sum of TWENTY SIX THOUSAND TWO HUNDRED EIGHTY THREE AND 10/100 DOLLARS ($26,283.10) shall be due, and a like sum due on the first day of each month thereafter, through and including June 1, 2001.

     On July 1, 2001, the sum of TWENTY SEVEN THOUSAND ONE HUNDRED EIGHTY AND 70/100 DOLLARS ($27,180.70) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 2002.

     On February 1, 2002, the sum of TWENTY SEVEN THOUSAND SIX HUNDRED SIXTY AND NO/100 DOLLARS ($27,660.00) shall be due, and a like sum due on the first day of each month thereafter, through and including June 1, 2002.

     On July 1, 2002, the sum of TWENTY EIGHT THOUSAND FIVE HUNDRED FIFTY SEVEN AND 60/100 DOLLARS ($28,557.60) shall be due, and a like sum due on the first day of each month thereafter, through and including January 1, 2003.

     On February 1, 2003, the sum of TWENTY NINE THOUSAND THIRTY SIX AND 90/100 DOLLARS ($29,036.90) shall be due, and a like sum due on the first day of each month thereafter, through and including June 1, 2003.

     As a result of the increase in square feet leased and the Extended Term, the Aggregate Rental shall be increased by $1,372,324.90, or from $235,815.60 to $1,608,140.50.

     5.  INCREASED PARKING:  Tenant's nonexclusive parking spaces shall be
         -----------------
increased by 39 spaces or from 19 spaces to 58 spaces.

     6.  SECURITY DEPOSIT:  Tenant's Security Deposit shall be increased by
         ----------------
$37,943.20, or from $20,130.60 to $58,073.80, payable upon Tenant's execution of this Amendment No. 1.

     7.  ASSIGNMENT AND SUBLETTING:  Lease Paragraph 16 ("Assignment and
         -------------------------
Subletting") shall be amended to include the following language:

     "Notwithstanding the foregoing, Landlord and Tenant agree that it shall not be unreasonable for Landlord to refuse to consent to a proposed assignment, sublease or other transfer ("Proposed Transfer") if the Premises or and other portion of the Property would become subject to additional or different Government Requirements as a direct or indirect consequence of the Proposed Transfer and/or the Proposed Transferee's use and occupancy of the Premises and the Property. However, Landlord may, in its sole discretion, consent to such a Proposed Transfer where Landlord is indemnified by Tenant and (i) Subtenant or
(ii) Assignee, in form and substance satisfactory to Landlord's counsel, by Tenant and/or the Proposed Transferee from and against any and all costs, expenses, obligations and liability arising out of the Proposed Transfer and or the Proposed Transferee's use and occupancy of the Premises and the Property."

     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said December 18, 1997 Lease Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 1 to Lease as of the day and year last written below.


LANDLORD:                                       TENANT:

A&P FAMILY INVESTMENTS                          ATWEB, INC.
                                                a California corporation

By ____________________________________         By: __________________________
   John Arrillaga, Trustee of the Richard
   T. Peery 1076 Children Trusts, as its
   General Partner                              ______________________________
                                                Print or Type Name
Date: _________________________________
                                                Title: _______________________

                                                Date:_________________________

                           Rent Increase Calculations


Space (sq. ft.)                             4,793                                13,769

                                          Current                                 New
                    Jun                  9,586.00           2.00               9,586.00             2.00
                    Jul                  9,586.00           2.00              23,050.00             1.67
                    Aug                  9,586.00           2.00              23,050.00             1.67
                    Sep                  9,586.00           2.00              23,050.00             1.67
                    Oct                  9,586.00           2.00              23,050.00             1.67
                    Nov                  9,586.00           2.00              23,050.00             1.67
                    Dec                  9,586.00           2.00              23,050.00             1.67
1999                Jan                  9,586.00           2.00              23,050.00             1.67
                    Feb                 10,065.00           2.10              23,529.00             1.71
                    Mar                 10,065.00           2.10              23,529.00             1.71
                    Apr                 10,065.00           2.10              23,529.00             1.71
                    May                 10,065.00           2.10              23,529.00             1.71
                    Jun                 10,065.00           2.10              23,529.00             1.71
                    Jul                 10,065.00           2.10              24,427.00             1.77
                    Aug                 10,065.00           2.10              24,427.00             1.77
                    Sep                 10,065.00           2.10              24,427.00             1.77
                    Oct                 10,065.00           2.10              24,427.00             1.77
                    Nov                 10,065.00           2.10              24,427.00             1.77
                    Dec                 10,065.00           2.10              24,427.00             1.77
2000                Jan                 10,065.00           2.10              24,427.00             1.77
                    Feb                                                       24,906.00             1.81
                    Mar                                                       24,906.00             1.81
                    Apr                                                       24,906.00             1.81
                    May                                                       24,906.00             1.81
                    Jun                                                       24,906.00             1.81
                    Jul                                                       25,804.00             1.87
                    Aug                                                       25,804.00             1.87
                    Sep                                                       25,804.00             1.87
                    Oct                                                       25,804.00             1.87
                    Nov                                                       25,804.00             1.87
                    Dec                                                       25,804.00             1.87
2001                Jan                                                       25,804.00             1.87
                    Feb                                                       26,283.00             1.91
                    Mar                                                       26,283.00             1.91
                    Apr                                                       26,283.00             1.91
                    May                                                       26,283.00             1.91
                    Jun                                                       26,283.00             1.91
                    Jul                                                       27,181.00             1.97
                    Aug                                                       27,181.00             1.97
                    Sep                                                       27,181.00             1.97
                    Oct                                                       27,181.00             1.97
                    Nov                                                       27,181.00             1.97
                    Dec                                                       27,181.00             1.97


                                          Current                                 New
2002                Jan                                                       27,181.00             1.97
                    Feb                                                       27,660.00             2.01
                    Mar                                                       27,660.00             2.01
                    Apr                                                       27,660.00             2.01
                    May                                                       27,660.00             2.01
                    Jun                                                       27,660.00             2.01
                    Jul                                                       28,558.00             2.07
                    Aug                                                       28,558.00             2.07
                    Sep                                                       28,558.00             2.07
                    Oct                                                       28,558.00             2.07
                    Nov                                                       28,558.00             2.07
                    Dec                                                       28,558.00             2.07
2003                Jan                                                       28,558.00             2.07
                    Feb                                                       29,037.00             2.11
                    Mar                                                       29,037.00             2.11
                    Apr                                                       29,037.00             2.11
                    May                                                       29,037.00             2.11
                    Jun                                                       29,037.00             2.11

Totals:                                197,468.00                          1,569,801.00

                                AMENDMENT NO. 2
                                    TO LEASE


     THIS AMENDMENT NO. 2 is made and entered into this 27th day of May, 1998, by and between A&P FAMILY INVESTMENTS, a California general partnership, as LANDLORD, and MANEX SYSTEMS, INC., a California corporation, as TENANT.

                                    RECITALS

     A. WHEREAS, by Lease Agreement dated July 7, 1995 Landlord leased to Tenant approximately 9,672 + square feet of that certain 34,675 + square foot
                           -                                    -
building located at 686 W. Maude Avenue, Suite 101, Sunnyvale, California, the details of which are more particularly set forth in said July 7, 1995 Lease Agreement, and

     B. WHEREAS, said Lease was amended by Amendment No. 1 dated December 26, 1995, which corrected the size of the Leased Premises and the total size of the Building in which the Premises are located, established the Lease Commencement Date of August 7, 1995, and adjusting the Basic Rent and Aggregate Rent accordingly, and,

     C. WHEREAS, it is now the desire of the parties hereto to amend the Lease by terminating said Lease effective June 30, 1998 and amending the Basic Rent schedule and Aggregate Rent of said Lease Agreement as hereinafter set forth.

                                   AGREEMENT

     NOW THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, and in consideration of the hereinafter mutual promises, the parties hereto do agree as follows:

     1.  TERMINATION OF LEASE:  As an accommodation to Tenant, Landlord has
         --------------------
agreed to the early termination of said Lease Agreement effective June 30, 1998, subject to the terms and conditions stated herein. Tenant shall be responsible for relinquishing the Premises in the condition required under Lease Paragraph 5 ("Acceptance and Surrender of Premises") and Lease Paragraph 6 ("Alterations and Additions"). Prior to Lease Termination, Landlord and Tenant shall conduct a joint inspection of the Premises to determine the extent of the work required by Tenant to comply with the provisions of said Paragraphs 5 and 6 ("Restoration Work"). In lieu of Tenant completing the required Restoration Work, Tenant agrees to pay to Landlord a fee equal to the total of the estimates received from Landlord's contractors for the Restoration Work ("Restoration Fee"). Said Restoration Fee shall be paid by Tenant to Landlord within ten days after Tenant receives Landlord's statement of said Restoration Fee. Tenant shall be responsible for paying all Basic Rent and Additional Rent and fulfilling all Lease obligations as contained in said Lease through the date of termination. Notwithstanding the above, Tenant's obligations as stated in Lease Paragraphs 14 ("Compliance") and 47 ("Hazardous Materials") shall survive the Termination Date of this Lease.

     2.  EARLY TERMINATION OF LEASE CONTINGENT UPON LANDLORD OBTAINING AN
         ----------------------------------------------------------------
AGREEMENT WITH THIRD PARTY TO LEASE SAID PREMISES:  Landlord's agreement to
--------------------------------------------------
allow the early termination of Tenant's Lease is subject to and conditional upon Landlord obtaining an executed agreement from AtWeb, Inc. ("AtWeb") to lease said Premises, upon terms and conditions acceptable to Landlord, effective the day following the early Termination Date of Tenant's Lease. In the event Landlord is unable to obtain said executed agreement with AtWeb on or before June 30, 1998, the Termination Date of this Lease shall be modified to reflect the date Landlord so obtains said agreement and is able to transfer possession of the Premises to AtWeb. In the event Landlord does not obtain an executed Lease Agreement with AtWeb, this Lease shall continue in full force and effect through the scheduled Lease Termination Date of July 31, 2000 and this Amendment No. 2 shall be automatically rescinded. In no event shall Tenant's termination date exceed the original Termination Date of July 31, 2000 (provided Tenant fully complies with the terms and conditions in Paragraph 5, "Acceptance and Surrender of Premises", of the Lease Agreement).

     3.  AGGREGATE RENT:  The Aggregate Basic Rent for the Lease shall be
         --------------
decreased by $201,511.20 or from $357,682.92 to $156,171.72.

     EXCEPT AS MODIFIED HEREIN, all other terms, covenants, and conditions of said July 7, 1995 Lease Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment No. 2 to Lease as of the day and year last written below.

LANDLORD:                                           TENANT:

A&P FAMILY INVESTMENTS                              MANEX SYSTEMS, INC.
                                                    a California corporation
RICHARD T. PEERY 1976 CHILDREN
TRUSTS


By ___________________________________              By ________________________
   John Arrillaga, Trustee, as general partner

Date: ________________________________              ___________________________
                                                    Print Name/Title

                                                    Date: _____________________



                                       2